UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

Halitron, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51253	68-0539517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Simm Lane, Suite 2F, Newtown, CT	06470
(Address of principal executive offices)	(zip code)

(877) 710-9873

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 22, 2017, Halitron, Inc. (the “Company”) entered into a Settlement Agreement and Stipulation (“Agreement”) with EROP Capital, LLC, a Florida limited liability company (“EROP”). Pursuant to the Agreement, EROP acquired outstanding liabilities of the Company in the principal amount of at least $1,157,559.20.

The Company and EROP submitted to the court described below, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the “Act”), the terms and conditions of the Agreement for a hearing on the fairness of such terms and conditions, including the issuance of the Settlement Shares (as such term is defined in the Agreement).

On September 29, 2017, the Circuit Court of the Tenth Judicial Circuit of Florida (Polk County) entered an Order finding that the Agreement was approved as fair to the parties within the meaning of Section 3(a)(10) of the Act, and that the securities to be issued to EROP and the resale of the shares by EROP will be exempt from registration under the Act.

The foregoing descriptions of the Agreement and Order are qualified in their entirety by the full text of the Agreement and Order, filed as Exhibits 10.1 and 10.2 to, and incorporated by reference in, this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

10.1	Settlement Agreement and Stipulation

10.2	Court Order

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halitron, Inc.

Dated: October 5, 2017	By:	/s/ Bernard Findley
Bernard Findley
Chief Executive Officer

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